EXHIBIT 23-B

[Letterhead of Deloitte & Touche LLP]

 Deloitte &
 Touche LLP
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                                  Suite 900        Telephone (313) 396-3000
                                  600 Renaissance Center
                                  Detroit, Michigan  48243-1704



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Chrysler Financial Corporation on Form S-3, of our report dated January 16, 1995 on the financial statements of Chrysler Financial Corporation and consolidated subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, and of our report dated January 16, 1995 relating to the financial statements schedules of Chrysler Financial Corporation and consolidated subsidiaries as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, appearing in the Annual Report on Form 10-K of Chrysler Financial Corporation for the year ended December 31, 1994, and to the references to us under the headings "Selected Consolidated Financial Data" and "Experts," in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP


Detroit, Michigan
November 13, 1995


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Deloitte Touche
Tohmatsu
International
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